SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K


                             CURRENT REPORT
                 PURSUANT TO SECTION 13 or 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



            Date of Report (Date of earliest event reported):
                   February 24, 2003 (February 19, 2003)



                             Evercom, Inc.
         (Exact name of registrant as specified in its charter)


        Delaware                     333-33639                75-2680266

(State or other Jurisdiction  (Commission File Number)       (IRS Employer
      of Incorporation)                                    Identification No.)

                               8201 Tristar Drive
                           Irving, Texas 75063
           (Address of principal executive offices) (Zip code)



           Registrant's telephone number, including area code:
                            (972) 988-3737

Item 5.  Other Events.

     On February 19, 2003, Evercom, Inc. (the "Company") issued a press release announcing the consummation of its exchange offer for its outstanding senior unsecured notes and restructuring of the Company. A copy of the press release is filed herewith as Exhibit 99.1.

     In connection with the exchange offer, the noteholders supplemented the indenture governing the remaining notes. The Company is no longer obligated under the indenture to file periodic reports with the Securities and Exchange Commission (the "Commission"), and therefore this Current Report on Form 8-K will be the Company's final filing with the Commission.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         99.1     Press Release dated February 19, 2003.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: February __, 2003                       EVERCOM, INC.



                                 By:        /s/ Keith Kelson
                                -------------------------------------------
                                           Keith Kelson
                                                 Chief Financial Officer

                                INDEX TO EXHIBITS

   Exhibit                                     Description
    Number

     99.1                         Press Release dated February 19, 2003.

                                  EXHIBIT 99.1

     Evercom, Inc. Announces Consummation of Exchange Offer, Completion Of Restructuring

     IRVING, Texas, Feb. 19 /PRNewswire/ -- Evercom, Inc. is pleased to announce the completion of the fundamental restructuring of its balance sheet, which will allow it to start 2003 with a new and strong financial position.

     "Evercom is extremely pleased with finalizing this last step in our journey to restructure the balance sheet of this company," said Dick Falcone, the company's Chief Executive Officer. "The fact that over 98% of the Bondholders have elected to convert to equity evidences their confidence in the future of Evercom."

     "We have an excellent leadership team, an excellent company and now a very strong balance sheet," continued Mr. Falcone. "Going forward, this affords us the opportunity to direct all of our attention to reaching this company's full potential through a focus on serving our customers with excellence and bringing them new value-added applications as the leader in this industry."

     Eric Hanson, the Chairman of the Adhoc Committee of Evercom's bondholders said, "The new owners of Evercom are delighted to have completed the debt for equity exchange and now look forward to realizing Evercom's full potential in this growing component of the U.S. law enforcement industry."

     Evercom's exchange offer for its 11% Senior Notes due 2007 (the "Notes") was completed as of the 10:00 a.m. (EST) today. A total of approximately 98.2% of the Notes were exchanged for 98% of the equity in the restructured Evercom.

     In connection with the restructuring, Evercom's existing stockholders will receive warrants to acquire an aggregate of 2% of the equity in the restructured Evercom and will also receive warrants to acquire additional equity at substantially higher values. The company will circulate letters of transmittal shortly to the existing stockholders so that they can obtain their equity in the restructured Evercom.

     Evercom is a provider of inmate telecommunications systems, serving approximately 2,000 correctional facilities throughout the United States. The company has become a recognized leader in providing comprehensive, innovative technical solutions and responsive value-added service to the corrections industry.

     This announcement is neither an offer to purchase nor a solicitation of an offer to sell the remaining Notes. This Press Release includes forward- looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenue or other financial items, any statements of the plans and objectives of management for future operations, and statements concerning proposed new products or services, any statements regarding future economic conditions or performance and any statement of assumptions underlying any of the foregoing. Terms such as "anticipates," "believes," "estimates," "expects," "plans," "predicts," "may," "should," "will," the negative thereof and similar expressions are intended to identify forward-looking statements.